UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300 Sarasota, Florida 34243 (Address of principal executive offices, including zip code) 844-727-0727 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in a Form 8-K filed on June 19, 2015, Rock Creek Pharmaceuticals, Inc. (the “Company”) completed on that date a registered direct offering (the “Transaction”) with five institutional investors pursuant to which the Company issued 1,644,500 shares of common stock (the “Shares”) and warrants to purchase up to 1,233,375 shares of common stock (the “Warrants”). The Shares and Warrants were sold in units, each of which was comprised of one Share and 0.75 Warrants to acquire one share of common stock. The purchase price per unit in the offering was $2.25, and the exercise price of the Warrants was $2.83 per share.

On July 16, 2015, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”), notifying the Company that the Transaction did not comply with Nasdaq’s shareholder approval rules. Under Nasdaq Listing Rule 5635(d)(2), a listed issuer is required to obtain prior stockholder approval for any “sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.” The closing bid price of the Company’s common stock on June 16, 2015 (the date of the Securities Purchase Agreement for the Transaction) was $2.80 per share, and the Company had 8,482,358 shares of common stock outstanding as of May 31, 2015.

In connection with the Transaction, the Company intended to comply with Rule 5635(d)(2) by following a Nasdaq policy which provides that warrants issued in a transaction will not be aggregated with the common stock issued in the same transaction if the warrants are not exercisable for at least six months following the closing and are not exercisable for less than the greater of book or market value. Although the Warrants issued in the transaction have an initial exercise price of greater than book or market value (an exercise price of $2.83 compared to a deemed fair market value of $2.80 per share) and are not exercisable until after six months following issuance, Nasdaq has informed the Company that the inclusion in the Warrants of a price-protection provision requires aggregation of the Warrants with the Shares for purposes of Rule 5635(d)(2). The price-protection provision in the Warrants provides that, subject to certain exceptions, if the Company issues shares of its common stock at a price less than $2.83 per share during the six-month period following the closing of the Transaction, then the exercise price will be reduced to such lower price. As such, after giving effect to the aggregation of the Warrants, Nasdaq concluded the Transaction resulted in the potential issuance of 35% of the pre-Transaction shares outstanding at a price less than the greater of book or market value, and, as a result, the Company violated the shareholder approval requirement set forth in Rule 5635(d)(2).

Under applicable Nasdaq rules, the Company has 45 calendar days to submit a plan to regain compliance with all Nasdaq listing requirements. The Company is in the process of developing a plan to regain compliance, which it intends to submit to Nasdaq promptly. If the plan is accepted, Nasdaq can grant the Company an extension of up to 180 calendar days from July 16, 2015 to evidence compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Benjamin M. Dent
Benjamin M. Dent Chief Financial Officer

Date: July 21, 2015